Exhibit-10.24
U.S. Non-Employee Director — New Options
NON-QUALIFIED SHARE OPTION AGREEMENT
UNDER THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
FOR SENIOR MANAGEMENT EMPLOYEES OF
AVAGO TECHNOLOGIES LIMITED AND SUBSIDIARIES
          This Non-Qualified Share Option Agreement (this “Agreement”), is entered into as of «Grant Date» by and between Avago Technologies Limited, a company organized under the laws of Singapore, hereinafter referred to as the “Company,” and “Name”, a non-employee member of the Board of Directors of the Company, hereinafter referred to as “Optionee.”
          WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase ordinary shares of the Company (“Shares”);
          WHEREAS, the Company wishes to carry out the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
          WHEREAS, the Board of Directors of the Company has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Share Option provided for herein to the Optionee as an incentive for increased efforts during his term of service with the Company, and has advised the Company thereof and instructed the undersigned officers to issue said Option;
          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
DEFINITIONS
          Unless otherwise defined in this Agreement, the terms defined in the Plan shall have the same defined meanings in this Agreement unless the context clearly indicates to the contrary.
     Section 1.1 — Affiliate
          “Affiliate” shall mean (a) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and (b) with respect to the Company, also any entity designated by the Board of Directors in which the Company or one of its Affiliates has an interest, and (c) Kohlberg Kravis Roberts & Co., L.P. (“KKR”), Silver Lake Partners LLC (“SLP”) and any Affiliate of any partner of KKR or SLP. For purposes of this Agreement, “Person” means an individual, partnership, corporation,
«Name» — Option Agreement

business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, and “control” shall have the meaning given such term under Rule 405 of the Securities Act.
     Section 1.2 — Committee
          “Committee” shall mean the Board of Directors or, if administration of the Plan is delegated by the Board of Directors to it, the Compensation Committee of the Board of Directors or any other committee of the Board of Directors designated by the Board of Directors to administer the Plan.
     Section 1.3 — Option
          “Option” shall mean the Non-Qualified Share Option to purchase Shares granted under this Agreement.
     Section 1.4 — Permanent Disability
          The Optionee shall be deemed to have a “Permanent Disability” if the Optionee is unable to engage in the activities required by his employment by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as reasonably determined by the Board of Directors in good faith and in its discretion.
     Section 1.5 — Plan
          “Plan” shall mean the Amended and Restated Equity Incentive Plan for Senior Management Employees of Avago Technologies Limited and Subsidiaries, as the same may be amended from time to time.
     Section 1.6 — Pronouns
          The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
     Section 1.7 — Secretary
          “Secretary” shall mean the Secretary of the Company.
«Name» — Option Agreement

     Section 1.8 — Subsidiary
          “Subsidiary” with respect to any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain, then owns shares possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations in such chain.
     Section 1.9 — Vesting Reference Date
          “Vesting Reference Date” shall mean the date set forth on the signature page hereof.
ARTICLE II
GRANT OF OPTION
     Section 2.1 — Grant of Option
          For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate of the number of Shares set forth on the signature page hereof upon the terms and conditions set forth in this Agreement.
     Section 2.2 — Exercise Price
          The per share exercise price of the Shares covered by the Option shall be the amount set forth on the signature page hereof, which is equal to the Fair Market Value of the Shares on the date of grant.
     Section 2.3 — Consideration to the Company
          In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the service of the Company or any of its Subsidiaries or Affiliates or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries and Affiliates, which are hereby expressly reserved, to terminate the service of the Optionee at any time for any reason whatsoever, with or without Cause.
     Section 2.4 — Adjustments in Option
          Subject to Section 14 of the Plan, in the event that the outstanding Shares subject to an Option are, from time to time, changed into or exchanged for cash or a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of
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shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration and the exercise price as to which such Option, or portions thereof then unexercised, shall be exercisable in order to prevent dilution or enlargement of the benefits intended to be made available with respect to any Option. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.
ARTICLE III
PERIOD OF EXERCISABILITY
     Section 3.1 — Commencement of Exercisability
          (a) The Option shall become exercisable with respect to 20% of the Shares subject to such Option on each anniversary of the Vesting Reference Date, so that 100% of the Shares subject to the Option shall be exercisable on the fifth anniversary of the Vesting Reference Date.
          (b) Notwithstanding the foregoing, no Option or portion thereof shall become exercisable as to any additional Shares following the Optionee’s cessation of service with the Company or a Subsidiary as a Non-Employee Director, an Employee or a Consultant for any reason and any Option which is non-exercisable as of the Optionee’s cessation of service with the Company or a Subsidiary as a Non-Employee Director, Employee or Consultant shall be immediately cancelled.
     Section 3.2 — Expiration of Option
     Except as otherwise provided in the Plan, the Option may not be exercised to any extent by anyone after the first to occur of the following events:
     (a) The fifth anniversary of the date hereof;
     (b) The first anniversary of the date of the Optionee’s cessation of service with the Company or a Subsidiary as a Non-Employee Director, Employee or Consultant by reason of death or Permanent Disability;
     (c) The first business day which is ninety calendar days after the cessation of service with the Company or a Subsidiary as a Non-Employee Director, Employee or Consultant for any reason other than for Cause, death or Permanent Disability;
     (d) The opening of business on the date of termination by the Company for Cause of the Optionee’s service with the Company as a Non-Employee Director, Employee or Consultant; or
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     (e) If the Committee so determines pursuant to Section 15 of the Plan, the effective date of either the merger or consolidation of the Company into another Person, or the exchange or acquisition by another Person of all or substantially all of the Company’s assets or 80% or more of its then outstanding voting shares, or the recapitalization, reclassification, liquidation or dissolution of the Company. At least ten (10) days prior to the effective date of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, the Committee shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.2.
ARTICLE IV
EXERCISE OF OPTION
     Section 4.1 — Person Eligible to Exercise
          During the lifetime of the Optionee, only he may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.
     Section 4.2 — Partial Exercise
          Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole Shares only.
     Section 4.3 - Notice of Intent to Exercise
          Until such time as the Option and the Shares to be acquired pursuant to the exercise of the Option are registered on a Form S-8 Registration Statement or any successor form thereto (or are otherwise registered pursuant to the Securities Act), no less than ten (10) business days prior to the date the Optionee, or other person then entitled to exercise, intends to exercise the Options or any portion thereof, the Optionee, or such other person, shall provide the Company notice in writing stating such intent.
     Section 4.4 — Manner of Exercise
          An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:
     (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is
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thereby exercised, such notice complying with all applicable rules established by the Committee;
     (b) Full payment (in cash, by check or by a combination thereof or by such other means as may be approved by the Committee in its sole discretion) for the Shares with respect to which such Option or portion thereof is exercised;
     (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating (i) that the Shares are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act, and then applicable rules and regulations thereunder, (ii) that, if applicable (as determined by the Company), the Optionee has received, read and understood the Company’s Rule 701 Disclosure Statement and (iii) that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act, any other U.S. federal or state securities laws or regulations and any other applicable laws or regulations;
     (d) Full payment to the Company (in cash, by check or by a combination thereof) of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and
     (e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding the foregoing, upon Optionee’s termination of service to the Company by the Company without Cause, by the Optionee for Good Reason or by reason of death or Permanent Disability, in satisfaction of the payments required by Sections 4.4(b) and (d) above, Optionee may execute a cashless exercise, net of such payments, pursuant to a formal program adopted by the Company in connection with the Plan provided that such a cashless exercise would not, as determined by the Committee in its sole discretion, (i) cause the Company or its Subsidiaries to breach any debt agreement to which the Company or any of its Subsidiaries is a party, (ii) result in a violation under Section 409A of the Code or the regulations promulgated thereunder, (iii) be otherwise prohibited by the Code or the regulations promulgated thereunder or (iv) result in negative accounting treatment under Generally Accepted Accounting Principles (“GAAP”).
Without limiting the generality of this Section 4.4, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Securities Act, and may issue stop-transfer orders covering
«Name» — Option Agreement

such Shares. Share certificates evidencing Shares issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the Shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such Shares.
     Section 4.5 — Conditions to Issuance of Certificates
          The Shares deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued Shares or, subject to applicable laws, issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:
     (a) The obtaining of approval or other clearance from any governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
     (b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience; provided, however, that no delay in the issuance of any certificate to be issued hereunder shall operate to prejudice or impair the Optionee’s rights to participate in a corporate transaction providing for the disposition of Shares or to exercise his rights hereunder.
     Section 4.6 — Rights as Shareholder
          The holder of an Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such Shares shall have been issued by the Company to such holder.
     Section 4.7 Covenant Regarding 83(b) Election
          The Optionee hereby covenants and agrees that, unless otherwise determined by the Company, Optionee will make an election pursuant to Treasury Regulation 1.83-2 with respect to the Shares to be acquired upon each exercise of the Optionee’s Options by filing with the Internal Revenue Service such election substantially in the form attached hereto as Exhibit A; and the Optionee further covenants and agrees that he will furnish the Company with copies of the forms of election the Optionee files within 30 days after each exercise of the Optionee’s Options and with evidence that each such election has been filed in a timely manner.
«Name» — Option Agreement

ARTICLE V
MISCELLANEOUS
     Section 5.1 — Administration
          The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.
     Section 5.2 — Option Not Transferable
          Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution or any transfer to the Company contemplated in the Plan.
     Section 5.3 — Shares to Be Reserved
          The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.
     Section 5.4 — Notices
          Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at his most recent address as reflected in the Company’s records. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him or it. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, and delivered by hand (whether by courier or otherwise) or sent by registered or certified mail, return receipt requested (with postage prepaid).
«Name» — Option Agreement

     Section 5.5 — Titles
          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     Section 5.6 — Applicability of Plan
          The Option and the Shares issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Option and such Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.
     Section 5.7 — Amendment
          This Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.
     Section 5.8 — Jurisdiction
          Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of California, and the Optionee hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of California, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of California, and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.
(Signature Page Follows)
«Name» — Option Agreement

IN WITNESS WHEREOF, this Non-Qualified Share Option Agreement has been executed and delivered by the parties hereto as of the date first written above.

«NAME», OPTIONEE	COMPANY

By
Signature	Its

Optionee’s Address
Aggregate number of Shares for which the Option granted hereunder is exercisable: «Options»
Per share exercise price: «Exercise_Price»
Grant Date for purposes of the provisions set forth in the Plan: «Grant_Date»
Vesting Reference Date: «Vesting_Reference_Date»
«Name» — Option Agreement